UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 1, 2016, Horizon Bancorp (“Horizon”) completed the redemption (the “Redemption”) of all 12,500 outstanding shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “SBLF Preferred Stock”) which were held by the U.S. Department of Treasury and issued pursuant to its Small Business Lending Fund (“SBLF”). The SBLF Preferred Stock was redeemed at its liquidation value of $1,000 per share, plus accrued dividends, for a total Redemption price of $12,510,416.67.  Horizon funded the Redemption using cash on hand without borrowing and without a special dividend from its wholly owned banking subsidiary, Horizon Bank, N.A. Following the Redemption, Horizon does not have any shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series B outstanding. The Redemption terminates Horizon’s participation in the SBLF.
The Redemption was approved by Horizon’s primary federal regulator. After the Redemption, the capital resources of Horizon and Horizon Bank, N.A. continue to exceed minimum regulatory capital requirements and remain at levels that qualify as “well capitalized” under applicable regulatory guidelines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: February 1, 2016	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President & Chief Financial Officer